UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

Commission File Number: 333-169014

American Energy Development Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)

1230 Avenue of the Americas, 7th Floor, New York, NY 10020 (Address of principal executive offices) (855) 645-2332 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On February 5, 2013, American Energy Development Corp. (the “Registrant”) entered into an Assignment of Oil and Gas Leases, Termination of Lease Acquisition Agreement and Operating Agreement and Disclaimer (the “Termination Agreement”) with Range Michigan LLC (“Range”) pursuant to which the Registrant and Range agreed that (i) the Registrant assign to Range all of its 43.75% working interest in Range’s right to oil and gas leases covering the White-tail Prospect in Northern Michigan (the “Prospect”), effective January 22, 2013, for the nominal consideration of $10 and (ii) both the Registrant and Range terminate the Lease Acquisition Agreement dated June 15, 2012 by and between the Registrant and Range (the “Purchase Agreement”) and the Joint Operating Agreement dated March 31, 2012 by and between the Registrant and Range (the “Operating Agreement”), effective January 23, 2013, due to the Registrant’s non-payment of seismic program costs as required pursuant to the Purchase Agreement.  There were no material early termination penalties incurred by the Registrant in connection with the Termination Agreement.

This brief description of the Termination Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Termination Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 5, 2013, the Registrant assigned all of its working interests in the Prospect to Range pursuant to the Termination Agreement as referenced in Item 1.01 of this Current Report, which is hereby incorporated by reference.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Assignment of Oil and Gas Leases, Termination of Lease Acquisition Agreement and Operating Agreement and Disclaimer.
10.2	Lease Acquisition Agreement between the Registrant and Range Michigan LLC dated June 15, 2012.*
10.3	Operating Agreement between the Registrant and Range Michigan LLC.*

* Included as an exhibit to our Current Report on Form 8-K filed June 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 6, 2013	American Energy Development Corp.

	By:	/s/ Herold Ribsskog
Herold Ribsskog
Chief Executive Officer